EXHIBIT NO. 3.1


                    AMENDMENT NO. 42 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.


     This AMENDMENT NO. 42 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of January 10, 2003 by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").


                                     W I T N E S S E T H:

     WHEREAS, pursuant to Article 11 of the Limited Partnership Agreement, the Managing General Partner may, among other things, consent (i) to the transfer of the interest of a Limited Partner to a permitted transferee and (ii) to the admission of such permitted transferee as a Substituted Limited Partner;

     WHEREAS, pursuant to Section 1 of that certain Consent and Agreement of Prime Group Realty Trust and Prime Group Realty, L.P., dated September 26, 2000 (the "Consent and Agreement"), in favor of Vornado PS, L.L.C., a Delaware limited liability company ("Vornado PS"), PGRT and the Partnership agreed, subject to the terms and conditions of such Section 1 of the Consent and Agreement, to admit Vornado PS as a Substituted Limited Partner in the event Vornado PS acquires the Pledged Units (as defined in the Consent and Agreement) consisting of 7,944,893 Common Units from Primestone Investment Partners L.P., a Delaware limited liability company ("Primestone"), in any of the several manners specified in the Consent and Agreement;

     WHEREAS, Vornado PS has provided PGRT and the Partnership with written notice that it has acquired the Pledged Units in a manner specified by the Consent and Agreement and that it has assigned 3,972,446 of the Pledged Units to Cadim Acquisition, LLC ("Cadim Acquisition") pursuant to the participation arrangements among Vornado PS, Cadim Acquisition and Cadim inc described in Vornado PS's statement on Schedule 13D, as amended (as so amended, the "Vornado PS Schedule 13D"), filed with the United States Securities and Exchange Commission;

     WHEREAS, Vornado PS has presented PGRT with certificate(s) representing the Pledged Units and has requested that such certificates be cancelled and that a new certificate representing 3,972,447 of the Pledged Units be issued by the Partnership in Vornado PS' name and delivered to Vornado PS and that a new certificate representing 3,972,446 of the Pledged Units be issued by the Partnership in Cadim Acquisition's name and delivered to Cadim Acquisition;

     WHEREAS, each of Vornado PS and Cadim Acquisition has executed and delivered to the Partnership an Acceptance of Agreement of Limited Partnership dated as of January 10, 2003, copies of which are attached hereto as Exhibit 1 and Exhibit 2, respectively;

     WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect (i) the transfer of 3,972,447 of the Pledged Units to Vornado PS and the transfer of 3,972,446 of the Pledged Units to Cadim Acquisition and (ii) the admission each of Vornado PS and Cadim Acquisition as a Substituted Limited Partner; and

     WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

     NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Admission of each of Vornado PS and Cadim Acquisition as a Substituted Limited Partner. The Managing General Partner hereby consents to the admission of each of Vornado PS and Cadim Acquisition, and each of Vornado PS and Cadim Acquisition is hereby admitted, as a Substituted Limited Partner, in each case effective as of the date hereof.

     Section 2. Amendment of Exhibit A to the Limited Partnership Agreement. Effective as of the date hereof, Exhibit A to the Limited Partnership Agreement is hereby amended and restated pursuant to Section 11.3.C. of the Limited Partnership Agreement (i) to reflect the addition of Vornado PS' name, address, and the 3,972,447 Common Units held by it and to reflect the addition of Cadim Acquisition's name, address, and the 3,972,446 Common Units held by it, and (ii) to eliminate Primestone's name, address and former interest in the Partnership, by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

     Section 3. Reference to and Effect on the Limited Partnership Agreement.

     A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

     B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or (ii) as a waiver or consent to any subsequent action or transaction.

     Section 4. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                            [signature page follows]

                      AMENDMENT NO. 42 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P.


        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                    MANAGING GENERAL PARTNER:
                                    ------------------------

                                    PRIME GROUP REALTY TRUST, a
                                    Maryland real estate investment trust


                                    By:    /s/ Stephen J. Nardi
                                           --------------------
                                    Name:  Stephen J. Nardi
                                    Title: Chairman of the Board


                                    LIMITED PARTNERS:
                                    ----------------

                                    Each Limited Partner hereby executes
                                    this Amendment to the Limited
                                    Partnership Agreement.

                                    By:    PRIME GROUP REALTY TRUST, a
                                           Maryland real estate investment
                                           trust, as attorney-in fact


                                    By:  /s/ Stephen J. Nardi
                                         --------------------
                                    Name:  Stephen J. Nardi
                                    Title: Chairman of the Board

                                   EXHIBIT A*

             Partners, Number of Units and Capital Contributions

                                            Number of             Capital
Managing General Partner                   Common Units        Contribution

Prime Group Realty Trust                    15,691,145             **
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Stephen J. Nardi
             James F. Hoffman

Limited Partners

The Nardi Group, L.L.C.                     1,815,187           $29,747,057
      c/o Stephen J. Nardi
      77 W. Wacker Drive
      Suite 3900
      Chicago, IL 60601


Narco Enterprises, LLC
      c/o Stephen J. Nardi                   136,459            $1,798,607
      77 W. Wacker Drive
      Suite 3900
      Chicago, IL 60601

Edward S. Hadesman
Trust Dated May 22, 1992                     398,427            $7,968,540
      c/o Edward S. Hadesman
      2500 North Lakeview
      Unit 1401
      Chicago, IL  60614

--------
    * As amended by Amendment No. 42 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

  ** This amount shall be inserted by the Managing General Partner.

                                            Number of             Capital
Limited Partners                           Common Units        Contribution

Carolyn B. Hadesman                           54,544               $1,090,880
Trust Dated May 21, 1992
      c/o Edward S. Hadesman
      2500 North Lakeview
      Unit 1401
      Chicago, IL  60614

Lisa Hadesman 1991 Trust                     169,053               $3,381,060
      c/o Edward S. Hadesman
      2500 North Lakeview
      Unit 1401
      Chicago, IL  60614

Cynthia Hadesman 1991 Trust                  169,053               $3,381,060
      c/o Edward S. Hadesman
      2500 North Lakeview
      Unit 1401
      Chicago, IL  60614

Frances S. Shubert                            36,006               $720,120
      2549 Greenville Way
      Henderson, NE  89052

Sky Harbor Associates                         62,149               $1,242,980
      c/o Howard I. Bernstein
      6541 North Kilbourn
      Lincolnwood, IL  60646

Jeffrey A. Patterson                         110,000               $2,200,000
      c/o Prime Group Realty Trust
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601

                                            Number of             Capital
Limited Partners                           Common Units        Contribution

Vornado PS, L.L.C.                          3,972,447              **
      c/o Vornado Realty Trust
      888 Seventh Avenue
      New York, New York 10004
      Attn:  President
                Joseph Macnow
                Mark Epstein

Cadim Acquisition, LLC                      3,972,446              **
      c/o Cadim inc.
      800 Square Victoria
      Suite 4400
      P.O. Box 118
      Montreal, Quebec  H4Z1B7
      Attn: Andre Collin


Prime Group VI, L.P.                          47,525               $950,500
      c/o The Prime Group, Inc.
      77 West Wacker Drive
      Suite 4200
      Chicago, IL  60601
      Attn:  Michael W. Reshcke
             Robert J. Rudnik

Ray R. Grinvalds                              2,608                $52,160
      714 Blaine Court
      Apt. 1606 Schaumburg, IL 60173

Sandra F. Grinvalds                           2,608                $52,160
      217 Deer Valley Dr.
      Barrington, IL 60010

Warren H. John, as Trustee of the             37,259               $745,180
Warren H. John Trust dated December
18, 1998
      1030 N. State Street
      #50E
      Chicago, IL  60610

** This amount shall be inserted by the Managing General Partner.

James M. Kane                                35,857                $428,343
Connemara Farm
61 E. Palatine Road
South Barrington, IL 60010

Gloria I. Kane                               35,857                $428,343
Connemara Farm
61 E. Palatine Road
South Barrington, IL 60010


                                            Number of             Capital
Managing General Partner                 Preferred Units       Contribution

Prime Group Realty Trust             2,000,000                     **/
                                                                   --
      77 West Wacker Drive           Convertible Preferred
      Suite 3900                     Units
      Chicago, IL  60601
      Attn: Stephen J. Nardi
            James F. Hoffman

Prime Group Realty Trust             4,000,000                     **/
                                                                   --
      77 West Wacker Drive           Series B Preferred
      Suite 3900                     Units
      Chicago, IL  60601
      Attn: Stephen J. Nardi
            James F. Hoffman





**  This amount shall be inserted by the Managing General Partner